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Filed Pursuant to Rule 424(b)(2)
Registration Number 333-235303

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, $0.0001 par value per share	7,475,000(1)	$36.75(2)	$274,706,250	$35,656.87

(1)
Includes 975,000 additional shares of Common Stock issuable upon exercise of the underwriters' option to purchase additional shares.

(2)
Estimated solely for purposes of calculating the registration fee. In accordance with Rule 457(c) and Rule 457(r) of the Securities Act of 1933, as amended, the prices shown are based on the average of the high and low prices reported for registrant's Common Stock on the New York Stock Exchange on December 3, 2019.

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 27, 2019)

6,500,000 Shares

CANNAE HOLDINGS, INC.

Common Stock

              We are offering 6,500,000 shares of our common stock. Our common stock is listed on the New York Stock Exchange ("NYSE") under the symbol "CNNE." On December 2, 2019, the last sale price of our common stock as reported on the NYSE was $37.03 per share.

              We expect that up to 84,200 shares of our common stock offered by this prospectus supplement will be purchased, at the public offering price, by certain of our directors and officers and certain other parties related to us. Shares purchased by our directors and officers will be subject to the 60-day lock-up restriction described in the "Underwriting" section of this prospectus supplement. Any reserved shares that are not so purchased will be offered by the underwriters to the general public on the same basis as the other shares offered by this prospectus supplement.

              Investing in our common stock involves risk. See the "Risk Factors" section beginning on page S-6 of this prospectus supplement and in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus to read about factors you should consider before buying shares of our common stock.

              Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per share	Total
Public offering price	$33.00	$214,500,000
Underwriting discount	$1.32	$8,580,000
Proceeds, before expenses, to us	$31.68	$205,920,000

              We have granted the underwriters a 30-day option to purchase up to an additional 975,000 shares of common stock on the same terms and conditions set forth below.

              The underwriters expect to deliver the shares to purchasers on or about December 6, 2019.

BofA Securities	Stephens Inc.

The date of this prospectus supplement is December 3, 2019.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

              This document has two parts: a prospectus supplement and an accompanying prospectus dated November 27, 2019. This prospectus supplement and the accompanying prospectus are part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act") using a "shelf" registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. This prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of shares of common stock, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. Generally, when we refer to this document, we are referring to both parts of this document combined. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing in our common stock. The accompanying prospectus gives more general information, some of which may not apply to the shares of common stock offered by this prospectus supplement. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information contained in this prospectus supplement differs or varies from the information contained in a document we have incorporated by reference, you should rely on the information in the more recent document.

              The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. This information incorporated, or deemed to be incorporated, by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC, to the extent incorporated, or deemed to be incorporated, by reference, will automatically update and supersede this information. See "Where You Can Find More Information; Incorporation of Certain Documents by Reference." You should read both this prospectus supplement and the accompanying prospectus together with any information incorporated by reference herein before investing in our common stock.

              We are responsible for the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any related free writing prospectus we prepare or authorize. Neither we nor the underwriters (or any of our or their affiliates) have authorized anyone to give you any other information, and we and the underwriters (or any of our or their affiliates) take no responsibility for any other information that others may give you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by us is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and the accompanying prospectus is delivered or shares of common stock are sold on a later date. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

              The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Neither we nor the underwriters are making an offer of the common stock in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

              You should not consider any information in this prospectus supplement, the accompanying prospectus or any free writing prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock. Neither we nor the underwriters are making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.

              Unless the context requires otherwise, references to "our company," "we," "us," "the company," and "Cannae" refer to Cannae Holdings, Inc. and its subsidiaries, taken together.

PROSPECTUS SUPPLEMENT SUMMARY

              This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference, especially the risks of investing in our common stock discussed or referred to under "Risk Factors."

The Company

              Cannae is a holding company engaged in actively managing and operating a group of companies and investments with a net asset value of approximately $1.3 billion as of September 30, 2019. Our business consists of managing and operating majority-owned subsidiaries, as well as making additional majority and minority equity portfolio investments in businesses, in order to achieve superior financial performance and maximize the value of these assets. Our primary investments as of September 30, 2019 include our ownership interest in Ceridian HCM Holding Inc. ("Ceridian"); our ownership interest in The Dun & Bradstreet Corporation; majority equity ownership stakes in ABRH, LLC, 99 Restaurants Holdings, LLC and T-System Holdings, LLC ("T-System") and various other controlled portfolio companies and minority equity and debt investments.

Corporate Information

              Cannae was incorporated in Delaware on April 21, 2017. We completed our split-off ("Split-Off") from Fidelity National Financial, Inc. ("FNF") on November 17, 2017, and our common stock is listed on the NYSE under the symbol "CNNE." Our principal executive offices are located at 1701 Village Center Circle, Las Vegas, Nevada 89134, and our telephone number is (702) 323-7330. Our corporate website address is www.cannaeholdings.com. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus supplement. You should not rely on any such information in making your decision whether to purchase our common stock.

Recent Developments

              On November 13, 2019, we entered into an agreement to participate in a health care joint venture with an investment vehicle advised by an affiliate of The Carlyle Group and another investor with deep health care services experience. In connection therewith, we will contribute our T-System business to the joint venture and our joint venture partners will contribute equity capital to enable us to acquire other complementary health care services companies. At closing, it is anticipated that we will be a minority shareholder of the joint venture and have all of our T-System intercompany debt repaid, which totaled approximately $60 million as of September 30, 2019. The closing of the foregoing transactions are expected to occur no later than the first quarter 2020, subject to the satisfaction of customary closing conditions. For additional information regarding the T-System matter, please see the unaudited pro forma financial information in our current report on Form 8-K, which we filed with the SEC on November 27, 2019.

              On November 15, 2019, we completed the sale of 5.0 million shares of common stock of Ceridian as part of an underwritten secondary public offering by certain stockholders of Ceridian at a price to the selling stockholders of $53.08 per share, before expenses, for proceeds of $265.4 million.

 THE OFFERING

Issuer	Cannae Holdings, Inc.
Common Stock Offered	6,500,000 shares
Common Stock to be Outstanding after this Offering	77,973,578 shares
Option to Purchase Additional Shares of Common Stock

We have granted the underwriters a 30-day option from the date of this prospectus supplement to purchase up to an additional 975,000 shares of our common stock at the public offering price, less the underwriting discount.

Directed Shares

We expect that up to 84,200 shares of our common stock offered by this prospectus supplement will be purchased, at the public offering price, by certain of our directors and officers and certain other parties related to us. Shares purchased by our directors and officers will be subject to the 60-day lock-up restriction described in the "Underwriting" section of this prospectus supplement. Any reserved shares that are not so purchased will be offered by the underwriters to the general public on the same basis as the other shares offered by this prospectus supplement.

Use of Proceeds

Our net proceeds from this offering will be approximately $205.3 million (or approximately $236.2 million if the underwriters' option to purchase additional shares is exercised in full), based on a public offering price of $33.00 per share, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds we receive from this offering to fund future acquisitions and for working capital and general corporate purposes. See "Use of Proceeds."

Dividend Policy

We do not currently pay and do not currently anticipate paying dividends on our common stock following this offering. Any declaration and payment of future dividends to holders of our common stock may be limited by restrictive covenants in our debt agreements, will be at the sole discretion of our board of directors and will depend on many factors, including our financial condition, earnings, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that our board of directors deems relevant.

Risk Factors

See "Risk Factors" on page S-6 of this prospectus supplement and other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the section entitled "Risk Factors" beginning on page 5 of our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 18, 2019, and the section entitled "Risk Factors" beginning on page 39 of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019, filed with the SEC on November 12, 2019, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Listing	Our shares of common stock are listed on the NYSE under the symbol "CNNE."

              Unless we specifically state otherwise, throughout this prospectus supplement the number of shares of our common stock to be outstanding after completion of this offering is based on 71,473,578 shares of common stock outstanding immediately prior to this offering and excludes:

  •
  2,239,568 registered shares of common stock reserved for issuance under our equity incentive plan and employee stock purchase plan of which options to purchase 0 shares of common stock and 568,075 restricted stock units representing 568,075 shares of common stock.

              Unless we specifically state otherwise, this prospectus supplement reflects and assumes no exercise by the underwriters of their option to purchase additional shares from us.

RISK FACTORS

              An investment in our common stock involves a high degree of risk. Before you decide whether to buy our common stock, you should consider carefully the risks and uncertainties described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, including risk factors described in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement and before the termination of the offering of the common stock offered hereby. If any of the events contemplated should occur, our business, financial condition, results of operations, and prospects could suffer significantly. As a result, the market price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.

Risks Related to This Offering and Ownership of Our Common Stock

A significant portion of our total outstanding shares are eligible to be sold into the market in the near future, which could cause the market price of our common stock to drop significantly, even if our business is doing well.

              Sales of a substantial number of shares of our common stock in the public market, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. After this offering, we will have outstanding 77,973,578 shares of common stock, based on the number of shares outstanding as of December 2, 2019, including the shares that we are selling in this offering, which may be resold in the public market immediately without restriction, unless purchased or held by our affiliates. After this offering, approximately 6.7% of our outstanding common stock (excluding any shares that may be purchased by directors, officers or certain other parties related to us) will be restricted as a result of securities laws or lock-up agreements but will become eligible to be sold at various times beginning 60 days after this offering. Moreover, holders of an aggregate of approximately 5,706,134 shares of our common stock have rights, subject to specified conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other stockholders. We also have registered all shares of common stock that we may issue under our equity compensation plans, and these shares can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates and the lock-up agreements described in the "Underwriting" section of this prospectus supplement.

The price of our common stock may be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our common stock in this offering.

              Our stock price is volatile. The stock market has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your common stock at or above the price you pay for such common stock. The market price for our common stock may be influenced by many factors, including, but not limited to:

  •
  our quarterly or annual earnings or those of our portfolio companies or investments in other companies in our industry;

  •
  the public's reaction to press releases, other public announcements and filings with the SEC made by us or our portfolio companies or investments;

  •
  the success of competitors;

  •
  developments related to existing or any future collaborations;

  •
  regulatory or legal developments in the United States and other countries;

  •
  developments or disputes concerning our intellectual property or other proprietary rights;

  •
  the recruitment or departure of key personnel;

  •
  actual or anticipated changes in, or failure to meet, estimates as to financial results, development timelines or recommendations by securities analysts, or the failure of research analysts to cover our common stock;

  •
  variations in our operating or financial results or prospects or those of companies that are perceived to be similar to us or the portfolio companies in which we manage or invest;

  •
  general economic, industry and market conditions;

  •
  the ability of us or the portfolio companies in which we manage or invest to successfully integrate acquisitions, joint ventures and investments and execute dispositions;

  •
  sales of common stock by us, our principal stockholders or members of our management team;

  •
  termination or expiration of lock-up agreements with our management team and principal stockholders;

  •
  the granting of common stock, stock options and other equity awards;

  •
  volume of trading in our common stock; and

  •
  the other factors described in this "Risk Factors" section and in the section entitled "Risk Factors" in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

              Our management and board of directors will have broad discretion in the application of the net proceeds from this offering and could use the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You may not agree with our decisions, and our use of the proceeds from this offering may not yield any return on your investment. We intend to use the net proceeds we receive from this offering to fund future acquisitions and for working capital and general corporate purposes. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. You will not have the opportunity to influence our decision on how to use our net proceeds from this offering.

Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third party claims against us and may reduce the amount of money available to us.

              Our amended and restated charter and amended and restated bylaws provide that we will indemnify our directors and officers, in each case, to the fullest extent permitted by Delaware law. Pursuant to our charter, our directors will not be liable to the company or any stockholders for monetary damages for any breach of fiduciary duty, except (i) for acts that breach his or her duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of the law, (iii) pursuant to Section 174 of the Delaware General Corporation Law (the "DGCL") or (iv) for any transaction from which the director derived an improper personal benefit. The bylaws also require us to advance expenses that such director or officer incurred in defending or investigating a threatened or pending action, suit or proceeding, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third party claims against us and may reduce the amount of money available to us.

Because we do not intend to pay cash dividends in the foreseeable future, you may not receive any return on investment unless you are able to sell your common stock for a price greater than your purchase price.

              We have never declared nor paid cash dividends on our capital stock. We currently intend to retain any future earnings to fund future acquisitions and for working capital and general corporate purposes, and we do not expect to declare or to pay any dividends in the foreseeable future. Consequently, stockholders must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment. We do not intend in the foreseeable future to pay any dividends to holders of our common stock. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future, and the success of an investment in shares of our common stock will depend upon any future appreciation in their value. There is no guarantee that shares of our common stock will appreciate in value or maintain the price at which investors have purchased their shares. Any payment of future dividends will be at the discretion of our board of directors, subject to applicable law, and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions that apply to the payment of dividends, and other considerations that our board of directors deems relevant. See "Dividend Policy."

Our amended and restated charter, amended and restated bylaws and provisions of Delaware law may discourage or prevent strategic transactions, including a takeover of our company, even if such a transaction would be beneficial to our stockholders.

              Provisions contained in our amended and restated charter and amended and restated bylaws and provisions of the DGCL could delay or prevent a third party from entering into a strategic transaction with us, even if such a transaction would benefit our stockholders. For example, our amended and restated charter and amended and restated bylaws:

  •
  authorize the issuance of "blank check" preferred stock that could be issued by us upon approval of our board of directors to increase the number of outstanding shares of capital stock, making a takeover more difficult and expensive;

  •
  provide that directors may be removed from office only for cause and that any vacancy on our board of directors may only be filled by a majority of our directors then in office, which may make it difficult for other stockholders to reconstitute our board of directors;

  •
  provide that special meetings of the stockholders may be called only upon the request of a majority of our board of directors or by our executive chairman, chief executive officer or president, as applicable;

  •
  require advance notice to be given by stockholders for any stockholder proposals or director nominees;

  •
  provide that directors are elected by a plurality of the votes cast by stockholders, which results in each director nominee elected by a plurality winning his or her seat upon receiving one "for" vote; and

  •
  provide that the board of directors is divided into three classes, as nearly equal in number as possible, with one class being elected at each annual meeting of stockholders, which could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

              These restrictions and provisions could keep us from pursuing relationships with strategic partners and from raising additional capital, which could impede our ability to expand our business and strengthen our competitive position. These restrictions could also limit stockholder value by impeding a sale of our company.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

              This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, without limitation, statements regarding our expectations, hopes, intentions, or strategies regarding the future. These statements related to, among other things, future financial and operating results of our company. In many cases, the forward-looking statements can be identified by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," or "continue," or the negative of these terms and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance.

              Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy, and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including, but not limited, to the following:

  •
  changes in general economic, business and political conditions, including changes in the financial markets;

  •
  compliance with extensive government regulation of our operating subsidiaries and adverse changes in applicable laws or regulations or in their application by regulators;

  •
  loss of key personnel that could negatively affect our financial results and impair our operating abilities;

  •
  our potential inability to find suitable acquisition or other investment candidates, acquisitions or investments in lines of business that will not necessarily be limited to our traditional areas of focus, our ability to complete acquisitions or investments including our announced health care joint venture involving T-System, or difficulties in integrating acquisitions;

  •
  significant competition that our operating subsidiaries face;

  •
  risks associated with our Split-Off from FNF, including limitations on our strategic and operating flexibility related to the tax-free nature of the Split-Off and the Investment Company Act of 1940;

  •
  risks related to our previously identified material weaknesses related to the control activities, information and communication, and monitoring activities around the Company's adoption and application of Accounting Standard Codification 606, Revenue from Contracts with Customers at T-System; T-System is working towards remediation of material weaknesses by December 31, 2019, but these material weaknesses may not be remediated by that date; and

  •
  risks related to our transition to an externally managed structure.

              The risks and uncertainties that forward-looking statements are subject to include other risks detailed in the "Statement Regarding Forward-Looking Statements," "Risk Factors," and other sections of our Annual Report on Form 10-K for the year ended December 31, 2018 and in our subsequent filings with the SEC, as incorporated by reference into this prospectus supplement and the accompanying prospectus.

              Although we have attempted to identify important risk factors, there may be other risk factors not presently known to us or that we presently believe are not material that could cause actual results and developments to differ materially from those made in or suggested by the forward-looking statements contained in this prospectus supplement, the accompanying prospectus or in any documents incorporated by reference herein. If any of these risks materialize, or if any of the above assumptions underlying forward-looking statements prove incorrect, actual results and developments may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus supplement, the accompanying prospectus or in any documents incorporated by reference herein. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this prospectus supplement, the accompanying prospectus or in any documents incorporated by reference herein. Any forward-looking statement made by us in this prospectus supplement, the accompanying prospectus or in any documents incorporated by reference herein speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or to revise any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should be viewed as historical data.

USE OF PROCEEDS

              We estimate that our net proceeds from this offering will be approximately $205.3 million (or approximately $236.2 million if the underwriters' option to purchase additional shares is exercised in full), based on the public offering price of $33.00 per share, after deducting the underwriting discount and estimated offering expenses payable by us.

              We intend to use the net proceeds received by us from this offering to fund future acquisitions and for working capital and general corporate purposes. Our management will have broad discretion in the use of the net proceeds. See "Risk Factors—Risks Related to this Offering and Ownership of our Common Stock—We have broad discretion in the use of the net proceeds from this offering and may not use them effectively."

 CAPITALIZATION

              The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2019:

  •
  on an actual basis; and

  •
  on an as adjusted basis to give effect to this offering assuming no exercise of the underwriters' option to purchase additional shares, with the net proceeds, after deducting the underwriting discount, reflected as cash and cash equivalents.

              This table should be read in conjunction with, and is qualified in its entirety by reference to, the section of this prospectus supplement entitled "Use of Proceeds" and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes thereto included in applicable reports filed pursuant to the Exchange Act and incorporated by reference in this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2018, our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019 and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement.

	As of September 30, 2019
	Actual(1)	As Adjusted(2)
	(amounts in millions)
Assets
Cash and cash equivalents(3)	$153.2	$359.1

Debt
Total debt	201.2	201.2

Equity
Cannae common stock, $0.0001 par value; authorized 115,000,000 shares; outstanding of 72,081,360, and issued of 72,236,998 as of September 30, 2019 and 78,736,998 as adjusted	—	—
Preferred stock, $0.0001 par value; authorized 10,000,000 shares; issued and outstanding, none as of September 30, 2019	—	—
Additional paid-in capital(3)	1,156.3	1,362.2
Retained earnings	119.1	119.1
Treasury stock	(4.1)	(4.1)
Accumulated other comprehensive loss	(59.2)	(59.2)

Total Cannae shareholders' equity	1,212.1	1,418.0

Noncontrolling interests	62.6	62.6

Total equity	1,274.7	1,480.6

Total capitalization	$1,475.9	$1,681.8

(1)
Represents historical financial information of the Company as of September 30, 2019.

(2)
Represents financial information of the Company as of September 30, 2019, assuming this offering was effective September 30, 2019.

(3)
Represents the impact of the net proceeds, after deducting the underwriting discount, from this offering.

 MARKET PRICE OF OUR COMMON STOCK

              Our common stock has traded on the NYSE under the symbol "CNNE" since November 20, 2017. Prior to that time, there was no public market for our shares. As of December 2, 2019, there were 4,920 holders of record of our common stock. The actual number of stockholders is considerably greater than this number of holders of record, and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

 DIVIDEND POLICY

              We do not currently intend to pay cash dividends on our common stock in the foreseeable future. However, we intend to reevaluate this policy in the future and, subject to the factors described below and our future liquidity and capitalization, we may change our dividend policy and implement a plan to pay dividends.

              We are a holding company that does not conduct any business operations of our own. As a result, our ability to pay cash dividends on our common stock is dependent upon cash dividends and distributions and other transfers from our subsidiaries and other investments.

              In addition, under Delaware law, our board of directors may declare dividends only to the extent of our surplus (which is defined as total assets at fair market value minus total liabilities, minus statutory capital) or, if there is no surplus, out of our net profits for the then current and/or immediately preceding fiscal year.

              Any future determination to pay dividends will be at the discretion of our board of directors and will take into account:

  •
  restrictions in our debt instruments;

  •
  general economic business conditions;

  •
  our earnings, financial condition, and results of operations;

  •
  our capital requirements;

  •
  our prospects;

  •
  legal restrictions; and

  •
  such other factors as our board of directors may deem relevant.

              See "Risk Factors—Risks Related to This Offering and Ownership of Our Common Stock—Because we do not intend to pay cash dividends in the foreseeable future, you may not receive any return on investment unless you are able to sell your common stock for a price greater than your purchase price" in this prospectus supplement and "Risk Factors—Factors Relating to the Company's Corporate History and Structure—We are a holding company and will depend on distributions from our subsidiaries for cash" incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2018.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

              The following is a general discussion of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the purchase, ownership, and disposition of our common stock. This discussion does not provide a complete analysis of all potential U.S. federal income tax considerations relating thereto. This description is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed U.S. Treasury regulations promulgated thereunder, administrative pronouncements, judicial decisions, and interpretations of the foregoing, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion is limited to non-U.S. holders who hold shares of our common stock as capital assets within the meaning of Section 1221 of the Code. Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor does it discuss special tax provisions, which may apply to you if you are subject to special treatment under U.S. federal income tax laws, such as for certain financial institutions or financial services entities, insurance companies, tax-exempt entities, dealers in securities or currencies, entities that are treated as partnerships for U.S. federal income tax purposes, "controlled foreign corporations," "passive foreign investment companies," former U.S. citizens or long-term residents, persons deemed to sell common stock under the constructive sale provisions of the Code, and persons that hold common stock as part of a straddle, hedge, conversion transaction, or other integrated investment. In addition, this summary does not address the Medicare tax on certain investment income or any state, local or foreign taxes or any U.S. federal tax laws other than U.S. federal income tax laws.

              You are urged to consult with your own tax advisor concerning the U.S. federal income tax consequences of acquiring, owning, and disposing of our common stock, as well as the application of any state, local, foreign income, and other tax laws.

              As used in this section, a "non-U.S. holder" is a beneficial owner of our common stock that is not, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity taxable as a corporation) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

              If you are an individual, you are a resident alien if you are a lawful permanent resident of the United States (e.g., a green card holder) and you may, in many cases, be deemed to be a resident alien, as opposed to a nonresident alien, by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in and including the current calendar year. For these purposes, all the days present in the United States in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year are counted. Resident aliens are subject to U.S. federal income tax as if they are U.S. citizens. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the purchase, ownership or disposition of our common stock.

              If a partnership or other entity treated as a pass-through entity for U.S. federal income tax purposes is a beneficial owner of our common stock, the tax treatment of a partner in the partnership or an owner of the other pass-through entity will depend upon the status of the partner or owner and the activities of the partnership or other pass-through entity. Any partnership, partner in such a partnership or owner of another pass-through entity holding shares of our common stock should consult its own tax advisor as to the particular U.S. federal income tax consequences applicable to it.

              INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF OTHER FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS, AND APPLICABLE TAX TREATIES.

 Distributions on Common Stock

              Although we do not currently anticipate doing so in the foreseeable future (as discussed in the section entitled "—Dividend Policy"), if we do pay distributions on shares of our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a non-U.S. holder's adjusted tax basis in shares of our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of our common stock. See "—Dispositions of Common Stock."

              Any dividend paid to a non-U.S. holder on our common stock will generally be subject to U.S. federal withholding tax at a 30% rate. The withholding tax might not apply, however, or might apply at a reduced rate, under the terms of an applicable income tax treaty between the United States and the non-U.S. holder's country of residence. You should consult your own tax advisors regarding your entitlement to benefits under a relevant income tax treaty. Generally, in order for us or our paying agent to withhold tax at a lower treaty rate, a non-U.S. holder must certify its entitlement to treaty benefits. A non-U.S. holder generally can meet this certification requirement by providing an Internal Revenue Service ("IRS") Form W-8BEN or IRS Form W-8BEN-E (or other applicable form), as applicable, to us or our paying agent. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the holder's behalf, the holder will be required to provide appropriate documentation to the agent. The holder's agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. A non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

              Dividends received by a non-U.S. holder that are effectively connected with a U.S. trade or business conducted by the non-U.S. holder and, if required by an applicable income tax treaty between the United States and the non-U.S. holder's country of residence, are attributable to a permanent establishment (or, in certain cases involving individual holders, a fixed base) maintained by the non-U.S. holder in the United States, are generally not subject to such withholding tax. To obtain this exemption, a non-U.S. holder must provide us with an IRS Form W-8ECI properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition to the graduated tax described above, such effectively connected dividends received by corporate non-U.S. holders may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

 Dispositions of Common Stock

              Subject to the discussion below on backup withholding and other withholding requirements, gain realized by a non-U.S. holder on a sale, exchange or other disposition of our common stock generally will not be subject to U.S. federal income or withholding tax, unless:

  •
  the gain (i) is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business and (ii) if required by an applicable income tax treaty between the United States and the non-U.S. holder's country of residence, is attributable to a permanent establishment (or, in certain cases involving individual holders, a fixed base) maintained by the non-U.S. holder in the United States (in which case the special rules described below apply);

  •
  the non-U.S. holder is an individual who is present in the United States for 183 or more days in the taxable year of such disposition and certain other conditions are met (in which case the gain would be subject to a flat 30% tax, or such reduced rate as may be specified by an applicable income tax treaty, which may be offset by certain U.S. source capital losses, provided the non-U.S holder has timely filed U.S. federal income tax returns with respect to such losses); or

  •
  we are, or have been, a U.S. real property holding corporation, or a USRPHC, for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition of our common stock and the non-U.S. holder's holding period for our common stock.

              Generally, a corporation is a USRPHC if the fair market value of its "United States real property interests" equals 50% or more of the sum of the fair market value of (a) its worldwide real property interests and (b) its other assets used or held for use in a trade or business. The tax relating to stock in a USRPHC does not apply to a non-U.S. holder whose holdings, actual and constructive, amount to 5% or less of our common stock at all times during the applicable period, provided that our common stock is regularly traded on an established securities market. We believe we have not been and are not currently a USRPHC, and do not anticipate being a USRPHC in the future.

              If any gain from the sale, exchange or other disposition of our common stock, (1) is effectively connected with a U.S. trade or business conducted by a non-U.S. holder and (2) if required by an applicable income tax treaty between the United States and the non-U.S. holder's country of residence, is attributable to a permanent establishment (or, in certain cases involving individuals, a fixed base) maintained by such non-U.S. holder in the United States, then the gain generally will be subject to U.S. federal income tax at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. If the non-U.S. holder is a corporation, under certain circumstances, that portion of its earnings and profits that is effectively connected with its U.S. trade or business, subject to certain adjustments, generally would also be subject to a "branch profits tax." The branch profits tax rate is generally 30%, although an applicable income tax treaty between the United States and the non-U.S. holder's country of residence might provide for a lower rate.

Backup Withholding and Information Reporting

              Any dividends that are paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns also may be made available to the tax authorities of the country in which the non-U.S. holder resides under the provisions of various treaties or agreements for the exchange of information. Dividends paid on our common stock and the gross proceeds from a taxable disposition of our common stock may be subject to additional information reporting and may also be subject to U.S. federal backup withholding if such non-U.S. holder fails to comply with applicable U.S. information reporting and certification requirements. Provision of any IRS

Form W-8 appropriate to the non-U.S. holder's circumstances will generally satisfy the certification requirements necessary to avoid the additional information reporting and backup withholding.

              Backup withholding is not an additional tax. Any amounts so withheld under the backup withholding rules will be refunded by the IRS or credited against the non-U.S. holder's U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Other Withholding Taxes

              Provisions commonly referred to as "FATCA" impose withholding of 30% on payments of U.S.- source dividends (including our dividends) paid to "foreign financial institutions" (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and the entity's jurisdiction may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return containing the required information (which may entail significant administrative burden). Non-U.S. holders should consult their own tax advisors regarding the effects of FATCA on their investment in our common stock.

              THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

              BofA Securities, Inc. is acting as a sole representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the representative, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below:

Name	Number of shares
BofA Securities, Inc.	5,112,805
Stephens Inc.	1,387,195
Total	6,500,000

              Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of common stock sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

              We expect that up to 84,200 shares of our common stock offered by this prospectus supplement will be purchased, at the public offering price, by certain of our directors and officers and certain other parties related to us. Shares purchased by our directors and officers will be subject to the 60-day lock-up restriction. See "—No Sales of Similar Securities." Any reserved shares that are not so purchased will be offered by the underwriters to the general public on the same basis as the other shares offered by this prospectus supplement.

              We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

              The underwriters are offering the shares of common stock subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares of common stock, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

              The representative has advised us that the underwriters propose initially to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.6435 per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

              The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of common stock.

	Per Share	Without Option	With Option
Public offering price	$33.00	$214,500,000	$246,675,000
Underwriting discount	$1.32	$8,580,000	$9,867,000
Proceeds, before expenses, to us	$31.68	$205,920,000	$236,808,000

              The expenses of the offering, not including the underwriting discount, are estimated at approximately $0.6 million and are payable by us.

Option to Purchase Additional Shares of Common Stock

              We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 975,000 additional shares of common stock at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares of common stock proportionate to that underwriter's initial amount reflected in the above table.

No Sales of Similar Securities

              In connection with this offering, we and our directors and executive officers (other than C. Malcolm Holland, Mark Linehan and James Stallings Jr.) will enter into lock-up agreements with the representative that, subject to certain exceptions, prohibit the signing party from selling, contracting to sell or otherwise disposing of any common stock (in excess of 10% of the shares beneficially owned by such signing party in the case of our directors and executive officers), or entering into any arrangement that transfers the economic consequences of ownership of our common stock for at least 60 days from the date of this prospectus supplement filed in connection with this offering, although the representative may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to these lock-up agreements. Upon a request to release any shares subject to a lock-up, the representative would consider the particular circumstances surrounding the request including, but not limited to, the length of time before the lock-up expires, the number of shares requested to be released, reasons for the request and the possible impact on the market for our common stock and whether the holder of our shares requesting the release is an officer, director or other affiliate of ours. As a result of these lock-up agreements, notwithstanding earlier eligibility for sale under the provisions of Rule 144 under the Securities Act, none of these shares would be allowed to be sold until at least 60 days after the date of this prospectus supplement.

Price Stabilization, Short Positions

              Until the distribution of the shares of common stock is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representative may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

              In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include making short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. "Naked" short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering.

Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

              Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

              Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

              In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

              Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

              In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to prospective investors in the European Economic Area

              In relation to each Member State of the European Economic Area (each, a "Member State"), no shares of common stock have been offered or will be offered to the public in that Member State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation), except that offers of shares of common stock may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

  A.
  to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

  B.
  to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representative; or

  C.
  in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of common stock shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

              Each person in a Member State who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a qualified investor within the meaning of the Prospectus Regulation.

              In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Member State to qualified investors, in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

              The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

              For the purposes of this provision, the expression an "offer to the public" in relation to any shares of common stock in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

              The above selling restriction is in addition to any other selling restrictions set out below.

Notice to prospective investors in the United Kingdom

              In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to prospective investors in Canada

              The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

              Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

              Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in Switzerland

              The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the "SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

              Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares of common stock has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of shares of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the "CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of common stock.

Notice to Prospective Investors in the Dubai International Financial Centre

              This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares of common stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares of common stock. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

              No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

              Any offer in Australia of the shares of common stock may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations

Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

              The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

              This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in Hong Kong

              The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

              The shares of common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to prospective investors in Singapore

              This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares of common stock were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the "SFA")) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

              Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:

  (a)
  to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (b)
  where no consideration is or will be given for the transfer;

  (c)
  where the transfer is by operation of law; or

  (d)
  as specified in Section 276(7) of the SFA.

LEGAL MATTERS

              The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York. The validity of the shares of common stock offered by this prospectus supplement will be passed upon for the underwriters by Sullivan & Cromwell LLP, Los Angeles, California.

EXPERTS

              The consolidated and combined financial statements of the Company, incorporated in this prospectus supplement by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion and includes an explanatory paragraph related to a change in accounting principle for revenue due to the adoption of FASB ASC 606, Revenue from Contracts with Customers, on January 1, 2018 using a modified retrospective method and (2) express an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of material weaknesses), which are incorporated herein by reference. Such consolidated and combined financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

              The audited historical financial statements of The Dun & Bradstreet Corporation, included in Cannae Holdings, Inc.'s Current Report on Form 8-K/A dated April 23, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

              The consolidated financial statements of Ceridian HCM Holding Inc. as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 consolidated financial statements refers to a change in the method for accounting for certain items as a result of the retrospective adoption of Accounting Standards Update ("ASU") No. 2014-09 "Revenue from Contracts with Customers (Topic 606)," as amended, ASU No. 2016-18, "Restricted Cash," and ASU No. 2017-07, "Compensation—Retirement Benefits."

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

              We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy statements, and other information regarding us at http://www.sec.gov. Our SEC filings are also available free of charge at our website (www.cannaeholdings.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus supplement, the information on our website is not incorporated by reference into this prospectus supplement.

              The SEC allows "incorporation by reference" into this prospectus supplement of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus supplement, and any information filed by us with the SEC subsequent to the date of this prospectus supplement automatically will be deemed to update and supersede this information. We incorporate by reference the following documents, which we have filed with the SEC (excluding any documents or portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2018, which we filed with the SEC on March 18, 2019, as revised by our Current Report on Form 8-K filed on November 27, 2019, which revised Exhibit 99.1 of the Form 10-K;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, which we filed with the SEC on May 9, 2019, August 8, 2019 and November 12, 2019, respectively (the financial statements in the Quarterly Reports for the quarters ended March 31, 2019 and June 30, 2019 were retrospectively adjusted as the result of a change in accounting principle as set forth in the Form 8-K which we filed with the SEC on November 27, 2019);

  •
  our Current Reports on Form 8-K, which we filed with the SEC on February 14, 2019, April 23, 2019, June 20, 2019, August 27, 2019, September 19, 2019, November 18, 2019, November 19, 2019, November 27, 2019, November 27, 2019, November 27, 2019 and November 27, 2019;

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A for our 2019 Annual Meeting of Shareholders, filed with the SEC on April 30, 2019 and additional materials filed on April 30, 2019; and

  •
  the description of our capital stock contained or incorporated by reference in our registration statement on Form 8-A, as filed on November 17, 2017, and any amendments or reports filed for the purpose of updating such description.

              In addition, we incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus supplement from the respective dates of filing of those documents.

              Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference in this prospectus supplement, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

              We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus supplement and the accompanying prospectus. You should direct requests for documents to:

Cannae Holdings, Inc.
1701 Village Center Circle
Las Vegas, Nevada
89134
(702) 323-7330

PROSPECTUS

CANNAE HOLDINGS, INC.

Common Stock

        We may offer and sell shares of our common stock from time to time in amounts, at prices, and on terms that will be determined at the time of any such offering. This prospectus describes some of the general terms that may apply to our common stock.

        Each time we offer and sell shares of our common stock, we will provide a supplement to this prospectus that contains specific information about the offering as well as the amounts and prices of the common stock. The prospectus supplement may also add, update, or change information contained in this prospectus with respect to that offering. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision.

        This prospectus may not be used to offer and sell shares of our common stock unless accompanied by a prospectus supplement or a free writing prospectus.

        We may offer and sell the common stock described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of our common stock, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled "About this Prospectus" and "Plan of Distribution" for more information.

        Our common stock is listed on the New York Stock Exchange ("NYSE") under the symbol "CNNE." On November 26, 2019, the last reported sale price of our common stock on the NYSE was $37.76 per share.

        Investing in our common stock involves risk. See "Risk Factors" on page 6 of this prospectus and any similar section contained in the applicable prospectus supplement to read about factors you should consider before buying shares of our common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 27, 2019.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"). Under the automatic shelf registration process, we may, from time to time, offer and/or sell our common stock in one or more offerings or resales. This prospectus provides you with a general description of the common stock that we may offer. Each time we offer and sell shares of our common stock using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the shares of common stock being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update, change, or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.

        The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read this prospectus, the applicable prospectus supplement, together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under the heading "Where You Can Find More Information; Incorporation of Certain Documents by Reference," and any applicable free writing prospectus before making an investment in our common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website mentioned under the heading "Where You Can Find More Information; Incorporation of Certain Documents by Reference."

        THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT OR A FREE WRITING PROSPECTUS.

        Neither the delivery of this prospectus or any applicable prospectus supplement or any free writing prospectus nor any sale made using this prospectus or any applicable prospectus supplement or any free writing prospectus implies that there has been no change in our affairs or that the information contained in, or incorporated by reference in, this prospectus or in any applicable prospectus supplement or any free writing prospectus is correct as of any date after their respective dates. You should not assume that the information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations, and prospects may have changed since those dates.

        You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectuses related hereto that we have prepared. Neither we nor any of our affiliates have authorized anyone to provide you with different information and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or any free writing prospectus is accurate as of any date other than the respective dates thereof. This prospectus and any accompanying prospectus supplement or any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

        Unless the context requires otherwise, references to "our company," "we," "us," "the company," and "Cannae" refer to Cannae Holdings, Inc. and its subsidiaries, taken together.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy statements, and other information regarding us at http://www.sec.gov. Our SEC filings are also available free of charge at our website (www.cannaeholdings.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on our website is not incorporated by reference into this prospectus.

        The SEC allows "incorporation by reference" into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus, and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents, which we have filed with the SEC (excluding any documents or portions of such documents that have been "furnished" but not "filed" for purposes of the Securities Exchange Act of 1934, as amended (the "Exchange Act")):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2018, which we filed with the SEC on March 18, 2019, as revised by our Current Report on Form 8-K filed on November 27, 2019, which revised Exhibit 99.1 of the Form 10-K;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, which we filed with the SEC on May 9, 2019, August 8, 2019 and November 12, 2019, respectively (the financial statements in the Quarterly Reports for the quarters ended March 31, 2019 and June 30, 2019 were retrospectively adjusted as the result of a change in accounting principle as set forth in the Form 8-K which we filed with the SEC on November 27, 2019);

  •
  our Current Reports on Form 8-K, which we filed with the SEC on February 14, 2019, April 23, 2019, June 20, 2019, August 27, 2019, September 19, 2019, November 18, 2019, November 19, 2019, November 27, 2019, November 27, 2019, November 27, 2019 and November 27, 2019;

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A for our 2019 Annual Meeting of Shareholders, filed with the SEC on April 30, 2019 and additional materials filed on April 30, 2019; and

  •
  the description of our capital stock contained or incorporated by reference in our registration statement on Form 8-A, as filed on November 17, 2017, and any amendments or reports filed for the purpose of updating such description.

        In addition, we incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this prospectus and before the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

Cannae Holdings, Inc.
1701 Village Center Circle
Las Vegas, Nevada
89134
(702) 323-7330

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, including, without limitation, statements regarding our expectations, hopes, intentions, or strategies regarding the future. These statements related to, among other things, future financial and operating results of our company. In many cases, the forward-looking statements can be identified by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," or "continue," or the negative of these terms and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance.

        Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy, and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including, but not limited to, the following:

  •
  changes in general economic, business and political conditions, including changes in the financial markets;

  •
  compliance with extensive government regulation of our operating subsidiaries and adverse changes in applicable laws or regulations or in their application by regulators;

  •
  loss of key personnel that could negatively affect our financial results and impair our operating abilities;

  •
  our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions;

  •
  significant competition that our operating subsidiaries face;

  •
  risks associated with our split-off ("Split-Off") from Fidelity National Financial, Inc. ("FNF"), including limitations on our strategic and operating flexibility related to the tax-free nature of the Split-Off and the Investment Company Act of 1940;

  •
  risks related to our previously identified material weaknesses related to the control activities, information and communication, and monitoring activities around the Company's adoption and application of Accounting Standard Codification 606, Revenue from Contracts with Customers at T-System Holdings, LLC; T-System Holdings, LLC is working towards remediation of material weaknesses by December 31, 2019, but these material weaknesses may not be remediated by that date; and

  •
  risks related to our transition to an externally managed structure.

        The risks and uncertainties that forward-looking statements are subject to include other risks detailed in the "Statement Regarding Forward-Looking Statements," "Risk Factors," and other sections of our Annual Report on Form 10-K for the year ended December 31, 2018 and in our subsequent filings with the SEC, as incorporated by reference into this prospectus.

        Although we have attempted to identify important risk factors, there may be other risk factors not presently known to us or that we presently believe are not material that could cause actual results and developments to differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. If any of these risks materialize, or if any of the above assumptions underlying forward-looking statements prove incorrect, actual results and developments may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus or in any documents incorporated by reference herein. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this prospectus or in any documents incorporated by reference herein. Any forward-looking statement made by us in this prospectus or in any documents incorporated by reference herein speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or to revise any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should be viewed as historical data.

THE COMPANY

        Cannae is a holding company engaged in actively managing and operating a group of companies and investments with a net asset value of approximately $1.3 billion as of September 30, 2019. Our business consists of managing and operating majority-owned subsidiaries, as well as making additional majority and minority equity portfolio investments in businesses, in order to achieve superior financial performance and maximize the value of these assets. Our primary investments as of September 30, 2019 include our ownership interest in Ceridian HCM Holding Inc.; our ownership interest in The Dun & Bradstreet Corporation; majority equity ownership stakes in ABRH, LLC, 99 Restaurants Holdings, LLC and T-System Holdings, LLC and various other controlled portfolio companies and minority equity and debt investments.

Corporate Information

        Cannae was incorporated in Delaware on April 21, 2017. We completed the Split-Off from FNF on November 17, 2017, and our common stock is listed on the NYSE under the symbol "CNNE." Our principal executive offices are located at 1701 Village Center Circle, Las Vegas, Nevada 89134, and our telephone number is (702) 323-7330. Our corporate website address is www.cannaeholdings.com. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our common stock.

RISK FACTORS

        You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2018 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement or any free writing prospectus that we provide you in connection with an offering of shares of our common stock pursuant to this prospectus and any risk factors set forth in our other filings with the SEC that, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, are incorporated or deemed to be incorporated by reference in this prospectus, before making an investment decision. See "Where You Can Find More Information; Incorporation of Certain Documents by Reference." Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations, and prospects and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the shares of our common stock as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

        The following is a description of (i) the material terms of our amended and restated charter and amended and restated bylaws and (ii) certain applicable provisions of the Delaware General Corporation Law (the "DGCL"). For more information on how you can obtain our amended and restated charter and our amended and restated bylaws, see "Where You Can Find More Information;

Incorporation of Certain Documents by Reference." We urge you to read our amended and restated charter and our amended and restated bylaws in their entirety.

Authorized Capitalization

        Our authorized capital stock consists of (i) 115,000,000 shares of common stock, par value $0.0001 per share, of which 72,081,360 shares were outstanding as of September 30, 2019 and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share, none of which are outstanding as of September 30, 2019. Additionally, we have 2,234,086 shares of common stock reserved for issuance under our equity incentive plan and employee stock purchase plan of which options to purchase 0 shares of common stock and 574,475 restricted stock units representing 574,475 shares of common stock were outstanding as of September 30, 2019.

Common Stock

        Holders of our common stock are entitled to the rights set forth below.

Voting Rights

        The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of our common stock shall vote on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law.

Dividend Rights

        Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor.

Rights upon Liquidation

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of common stock are entitled to share ratably in all assets remaining after payment of our debts and other liabilities, subject to prior distribution rights of preferred stock, then outstanding, if any.

Other Rights

        The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Registration Rights Agreements

        In connection with the Split-Off, we entered into separate registration rights agreements with each of Chicago Title Insurance Company, Fidelity National Title Insurance Company and Commonwealth Land Title Insurance Company in respect of the shares of common stock held by such holder immediately following the Split-Off. These agreements provide these holders (and their permitted transferees) with the right to require us, at our expense, to register shares of our common stock that they hold. The agreement also provides that we will pay certain expenses of these electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act.

Voting Agreement

        In connection with the Split-Off, we entered into a voting agreement with FNF, pursuant to which FNF agreed to appear or cause all shares of our common stock that FNF or its subsidiaries, as applicable, own after the Split-Off to be counted as present at any meeting of our stockholders, for the purpose of establishing a quorum, and agreed to vote all of such shares (or cause them to be voted) in the same manner as, and in the same proportion to, all shares voted by holders of our common stock (other than FNF and its subsidiaries).

Preferred Stock

        Our board of directors has the authority to issue shares of preferred stock in one or more series and to fix the rights, preferences and limitations thereof, including dividend rights, specification of par value, conversion rights, voting rights, terms of redemption, specification of par value, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders.

        The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of us without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock. At present, we have no shares of preferred stock issued and outstanding and we have no plans to issue any preferred stock.

Anti-takeover Effects of our Amended and Restated Charter and Amended and Restated Bylaws

        Our amended and restated charter and amended and amended and restated bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Classified Board of Directors and Related Provisions

        Our amended and restated charter provides that our board of directors must be divided into three classes of directors (each class containing approximately one-third of the total number of directors) serving staggered three-year terms. As a result, approximately one-third of our board of directors will be elected each year. This classified board provision will prevent a third party who acquires control of a majority of our outstanding voting stock from obtaining control of our board of directors until the second annual stockholders meeting following the date the acquiror obtains the controlling interest. The number of directors constituting our board of directors is determined from time to time by our board of directors. Our amended and restated charter also provides that, subject to any rights of any preferred stock then outstanding, any director may be removed from office at any time but only for cause and only by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote for the election of directors, considered for this purpose as one class. In addition, our amended and restated charter provides that any vacancy on the board of directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office or by an affirmative vote of the sole remaining director. This provision, in conjunction with the provisions of our amended and restated charter authorizing our board of directors to fill vacancies on the board of directors, will prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

Special Meetings

        Our amended and restated charter provides that, except as otherwise required by law, special meetings of the stockholders can only be called by a majority of our entire board of directors or our executive chairman, chief executive officer or president, as applicable. Stockholders may not call a special meeting or require that our board of directors call a special meeting of stockholders.

Requirements for Advance Notification of Stockholder Meetings, Nominations, and Proposals

        Our amended and restated bylaws provide that, if one of our stockholders desires to submit a proposal or nominate persons for election as directors at an annual stockholders' meeting, the stockholder's written notice must be received by us not less than 120 days prior to the anniversary date of the date of the proxy statement for the immediately preceding annual meeting of stockholders (which date shall, for purposes of our first annual meeting of stockholders after our shares of common stock are first publicly traded, be deemed to have occurred on June 14, 2017). However, if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a stockholder must be received by us not later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting was made. The notice must describe the proposal or nomination and set forth the name and address of, and stock held of record and beneficially by, the stockholder. Notices of stockholder proposals or nominations must set forth the reasons for the proposal or nomination and any material interest of the stockholder in the proposal or nomination and a representation that the stockholder intends to appear in person or by proxy at the annual meeting. Director nomination notices must set forth the name and address of the nominee, arrangements between the stockholder and the nominee and other information required under Regulation 14A of the Exchange Act. The presiding officer of the meeting may refuse to acknowledge a proposal or nomination not made in compliance with the procedures contained in our amended and restated bylaws. The advance notice requirements regulating stockholder nominations and proposals may have the effect of precluding a contest for the election of directors or the introduction of a stockholder proposal if the requisite procedures are not followed and may discourage or deter a third-party from conducting a solicitation of proxies to elect its own slate of directors or to introduce a proposal.

Authorized but Unissued Shares

        The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without any further vote or action by our stockholders, subject to any NYSE stockholder vote requirements. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Stockholder Action by Written Consent

        Our amended and restated charter provides that actions required or permitted to be taken by stockholders at an annual or special meeting may be effected without a meeting by written consent. A stockholder seeking to have the stockholders authorize or take action by written consent must deliver requests from the holders of not less than 15% of our common stock, or from the holders of our preferred stock, if the terms of such class or series of preferred stock expressly provide for action by written consent, subject to certain procedural provisions.

Limitations on Director Liability

        Under the DGCL, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock), or (iv) for any transaction from which the director derived an improper personal benefit. Our amended and restated charter contains the provisions permitted by Section 102(b)(7) of the DGCL.

Corporate Opportunities

        To address situations in which officers or directors have conflicting duties to affiliated corporations, Section 122(17) of the DGCL allows a corporation to renounce, in its certificate of incorporation or by action of its board of directors, any interest or expectancy of the corporation in specified classes or categories of business opportunities.

        Our amended and restated charter provides that, subject to any written agreement to the contrary, FNF will not have a duty to refrain from engaging in the same or similar activities or lines of business that we engage in, and, except as set forth in our charter, none of FNF and FNF's officers and directors will be liable to us or our stockholders for any breach of any fiduciary duty due to any such activities of FNF.

        Our amended and restated charter also provides that we may from time to time be or become a party to and perform, and may cause or permit any subsidiary to be or become a party to and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with FNF. With limited exceptions, to the fullest extent permitted by law, no such agreement, nor the performance thereof in accordance with its terms by us, any of our subsidiaries or FNF, shall be considered contrary to any fiduciary duty to us or our stockholders of any director or officer of ours who is also a director, officer or employee of FNF. With limited exceptions, to the fullest extent permitted by law, no director or officer of ours who is also a director, officer or employee of FNF shall have or be under any fiduciary duty to us or our stockholders to refrain from acting on behalf of us or any of our subsidiaries or on behalf of FNF in respect of any such agreement or performing any such agreement in accordance with its terms.

        Our amended and restated charter further provides that if one of our directors or officers who is also a director or officer of FNF acquires knowledge of a potential transaction or matter that may be a corporate opportunity for FNF or us, the director or officer will have satisfied his or her fiduciary duty to us and our stockholders with respect to that corporate opportunity if he or she acts in a manner consistent with the following policy:

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  a corporate opportunity offered to any person who is an officer of ours and who is also a director but not an officer of FNF, will belong to us unless the opportunity is expressly offered to that person in a capacity other than such person's capacity as one of our officers, in which case it will not belong to us;

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  a corporate opportunity offered to any person who is a director but not an officer of ours, and who is also a director or officer of FNF, will belong to us only if that opportunity is expressly offered to that person in that person's capacity as one of our directors; and

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  a corporate opportunity offered to any person who is an officer of FNF or us will belong to us only if that opportunity is expressly offered to that person in that person's capacity as one of our officers.

        Notwithstanding these provisions, our amended and restated charter does not prohibit us from pursuing any corporate opportunity of which we become aware.

        These provisions included in our charter will no longer be effective on the date that none of our directors or officers are also directors or officers of FNF.

        When our amended and restated charter will no longer include provisions setting forth the circumstances under which opportunities will belong to us and regulating the conduct of our directors and officers in situations where their duties to us and FNF conflict, the actions of our directors and officers in each such situation would be subject to the fact-specific analysis of the corporate opportunity doctrine as articulated under Delaware law. Under Delaware law, a director of a corporation may take a corporate opportunity, or divert it to another corporation in which that director has an interest, if (i) the opportunity is presented to the director or officer in his or her individual capacity, (ii) the opportunity is not essential to the corporation, (iii) the corporation holds no interest or expectancy in the opportunity and (iv) the director or officer has not wrongfully employed the resources of the corporation in pursing or exploiting the opportunity. Based on Section 122(17) of the DGCL, we do not believe the corporate opportunity guidelines that set forth in our amended and restated charter conflict with Delaware law. If, however, a conflict were to arise between the provisions of our amended and restated charter and Delaware law, Delaware law would control.

Amendment to Bylaws and Charter

        Our amended and restated charter and amended and restated bylaws provide that, subject to the affirmative vote of the holders of preferred stock if required by law or the applicable certificate of designations relating to such preferred stock, the provisions (i) of our amended and restated bylaws may be adopted, amended or repealed if approved by a majority of the board of directors then in office or approved by holders of the common stock in accordance with applicable law and our amended and restated charter, and (ii) of our amended and restated charter may be adopted, amended or repealed as provided by the DGCL.

Listing

        Our common stock is listed on the NYSE under the symbol "CNNE."

Transfer Agent and Registrar

        The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company, Inc. Its address is 17 Battery Place, 8th Floor, New York NY 10004, and its telephone number is (212) 509-4000.

 PLAN OF DISTRIBUTION

        We may sell the common stock offered by this prospectus from time to time in one or more transactions, including without limitation:

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  directly to one or more purchasers;

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  through agents;

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  to or through underwriters, brokers, or dealers; or

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  through a combination of any of these methods.

        The securities covered by this prospectus may be sold:

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  on a national securities exchange;

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  in the over-the-counter market; or

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  in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at variable prices, which method may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices (or any combination of the foregoing).

        We will identify the specific plan of distribution in connection with any offering of our common stock, including the use of any underwriters, dealers, agents or direct purchasers and their compensation in the applicable accompanying prospectus supplement.

 LEGAL MATTERS

        Weil, Gotshal & Manges LLP, New York, New York, will pass upon the validity of the common stock offered by this prospectus. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

        The consolidated and combined financial statements of the Company, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion and includes an explanatory paragraph related to a change in accounting principle for revenue due to the adoption of FASB ASC 606, Revenue from Contracts with Customers, on January 1, 2018 using a modified retrospective method and (2) express an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of material weaknesses), which are incorporated herein by reference. Such consolidated and combined financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The audited historical financial statements of The Dun & Bradstreet Corporation included in Cannae Holdings, Inc.'s Current Report on Form 8-K/A dated April 23, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Ceridian HCM Holding Inc. as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 consolidated financial statements refers to a change in the method for accounting for certain items as a result of the retrospective adoption of Accounting Standards Update ("ASU") No. 2014-09 "Revenue from Contracts with Customers (Topic 606)," as amended, ASU No. 2016-18, "Restricted Cash," and ASU No. 2017-07, "Compensation—Retirement Benefits."

6,500,000 Shares

CANNAE HOLDINGS, INC.

Common Stock

PROSPECTUS SUPPLEMENT

BofA Securities

Stephens Inc.

December 3, 2019